EXHIBIT “D”

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of January 25, 2008 by and among VISCORP, INC. (to be renamed TIANYIN PHARMACEUTICAL CO., INC.), a Delaware corporation (the “Company”), and the Persons who have executed the counterpart signature pages of this Agreement as an Investor (the “Investor”).

WITNESSETH:

WHEREAS, pursuant to the terms of a securities purchase agreement, dated as of January 25, 2008, between the Company, certain of its Subsidiaries, the Investor and other Persons (the “Securities Purchase Agreement”), the Investor  has:

(a)

purchased 10% convertible exchangeable notes of the Company due June 30, 2009 (the “Notes”) that, upon the filing of the Series A Certificate of Designation with the Secretary of State of the State of Delaware shall be exchanged for Series A Preferred Stock which Series A Preferred Stock shall be convertible at the option of the holder(s) into shares of Common Stock of the Company; and

(b)

received five year warrants (the “Class A Warrants”) and seven year warrants (the “Class B Warrants” and with the Class A Warrants, collectively, the “Warrants”) entitling the Investor to purchase shares of Common Stock of the Company (the “Warrant Shares”) of the Company; and

WHEREAS, the Company has agreed with the Investor to grant certain registration rights with respect to the Conversion Shares and the Warrant Shares;

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.

Definitions.  All capitalized terms not otherwise defined in this Agreement shall have the same meaning as they are defined in the Securities Purchase Agreement.  In addition, as used in this Agreement, the following terms shall have the following meanings:

Business Day - shall mean any day other than Saturday or Sunday or any other day when Citibank NA, New York, New York,  is not open for business.

Commission or SEC - shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the common stock, $___ par value per share of the Company.

“Conversion Shares” shall mean the shares of Common Stock issuable upon conversion of either the Notes or the Series A Preferred Stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

“Holder” shall mean the Investor and any other holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

“Initiating Holders” shall mean any Holder or Holders of at least fifty-one percent (51%) of the Registrable Securities then outstanding.

“Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

“Registrable Securities” shall mean all of the following to the extent the same have not been sold to the public (i) any and all of the Warrant Shares; (ii) any and all of the Conversion Shares, (iii) any shares of capital stock issued in respect of the Warrant Shares or Conversion Shares referred to in (i) or (ii) above in any reorganization; or (iv) any shares of capital stock issued in respect of the Warrant Shares, Conversion Shares or capital stock referred to in (i), (ii) or (iii) as a result of a stock split, stock dividend, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (C) the registration rights associated with such securities have been terminated pursuant to Section 12 of this Agreement.  Notwithstanding the foregoing, the Registrable Securities shall cease to be Registrable Securities if and to the extent that the Holder is able to dispose of all of such Holder’s Registrable Securities (i) in one three-month period pursuant to the provisions of Rule 144, or (ii) otherwise pursuant to the provisions of Rule 144(k).

“Rule 144” shall mean Rule 144, as amended from time to time, under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

“Rule 144A” shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

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“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

2.

Restrictions on Transferability.  The Registrable Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of the Registrable Securities held by a Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

3.

Restrictive Legend.  Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend as provided in Warrant (in addition to any legend required under applicable state securities laws or otherwise).  Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer established in this Agreement.

4.

Notice of Proposed Transfer.  The Holder of each certificate representing Registrable Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 4.  Each such Holder agrees not to make any disposition of all or any portion of any Registrable Securities unless and until:

a.

There is in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

b.

Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Holder shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition shall not require registration of such shares under the Securities Act.  It is agreed, however, that no such opinion will be required for Rule 144 or Rule 144A transactions, except as required by the Company’s transfer agent or in unusual circumstances.

c.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such Registration Statement or opinion of counsel shall be necessary for a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will, or intestate succession of any partner to his spouse or siblings, lineal descendants or ancestors of such partner or spouse, provided, however, that such transferee agrees in writing to be subject to all of the terms hereof to the same extent as if he were an original Holder hereunder.

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5.

Resale Registration Statement.

Not later than thirty (30) days after the Series A Preferred Stock Issuance, the Company shall file with the SEC a Registration Statement (the “Resale Registration Statement”) registering for resale at prevailing market prices all of the Registrable Securities.  The Company shall use its best efforts to obtain effectiveness of the Registration Statement with respect to all Registrable Securities as soon thereafter as is practicable, and shall respond to all oral and written comments from the staff of the SEC.

a.

The parties shall endeavor to take all actions reasonably required to obtain effectiveness of such Resale Registration Statement or, if and to the extent such rule becomes available, utilize the re-sale exemptions provided under Rule 144 in order to provide liquidity for these shares.

b.

In the event that the Company shall for any reason fail to:

(i)

file with the SEC the initial Resale Registration Statement within thirty (30) days after the date of the Series A Preferred Stock Issuance (the “Required Filing Date”); or

(ii)

cause such Resale Registration Statement to be declared effective by the SEC within one hundred and twenty (120) days after the filing of such initial Resale Registration Statement (the “Required Effective Date”),

then and in either such event, the Company shall pay to the Investors a cash amount that shall be equal to two percent (2%) of the aggregate principal amount of the Notes or aggregate Stated Value of the Series A Preferred Stock (as applicable) for each month (or part thereof) following the Required Filing Date that the Resale Registration Statement shall not have been duly filed with the SEC, and/or for each month (or part thereof) following the Required Effective Date that the Resale Registration Statement shall not have been declared effective by the SEC (the “Late Registration Payment”).  Such Late Registration Payment shall be paid to the Investors within 30 days after the end of each month in which such Late Registration Payment shall be payable, and until the Company shall have complied with the provisions of this Section 5b.  Notwithstanding the foregoing, the aggregate amount of the Late Registration Payment shall not exceed ten percent (10%) of the aggregate principal amount of the Notes or aggregate Stated Value of the Series A Preferred Stock (as applicable).

Without limiting any of the other rights of the holders of Registrable Securities hereunder, the failure by the Company to timely make any or all of such Late Registration Payments shall constitute an Event of Default under the Notes.

c.

Notwithstanding anything to the contrary contained in this Section 5, in the event that the SEC, in its application of Rule 415 as promulgated under the Securities Act, requires any holder of Registrable Securities to be deemed to be a statutory underwriter, then and in such event the Company may reduce the number of shares being registred under such Resale Registration Statement in order to avoid such statutory

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underwriter designation (if possible), or, at the request of the holders of a majority of the Registrable Securities, the Company shall reduce or withdraw such Resale Registration Statement, as applicable.

6.

Piggyback Registration.

a.

If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than (A) a registration relating solely to employee benefit plans, (B) a registration relating solely to an SEC Rule 145 transaction, or (C) a Registration Statement on any form (excluding Form SB-2, S-1, S-3, F-1 or F-3, or their successor forms) which does not include substantially the same information as would be required to be included in a Resale Registration Statement covering the sale of Registrable Securities, the Company will:

i.

give to each Holder written notice thereof as soon as practicable prior to filing the Registration Statement; and

ii.

use its best efforts include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 6(b) below.

b.

If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6(a)(i).  In such event, the right of any Holder to registration pursuant to Section 6 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 6, it is anticipated and, by their execution of this Agreement, each Holder acknowledges, that the managing underwriter(s):

(i)

 may require that each Holder including Registrable Securities in such registered underwritten public offering agree to “lock up” such Registrable Securities and refrain from effecting any sale of distribution of such Registrable Securities for a period of up to one hundred and eighty (180) days following the effective date of the Registration Statement in respect of such underwritten public offering by the Company; or

(ii)

may determine that marketing factors require: (A) either a limitation on the number of shares to be underwritten, in which event, the managing underwriter(s) may limit the number of Registrable Securities to be included in the registration and underwriting; or (B) that all of the Registrable Securities must be excluded entirely from such underwritten public offering registration for the Company (provided that no shares held by officers and directors

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of the Company, other than Registrable Securities that may be owned by officers and directors, shall be included in the registration and underwriting).

c.

The Company shall so advise all Holders and the other Holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 6, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities held by other holders at the time of filing the Registration Statement. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

7.

Expenses of Registration.  In addition to the fees and expenses contemplated by Section 8 hereof, all expenses incurred in connection with all registrations pursuant to Section 5 or Section 6 hereof, including without limitation all registration, filing and qualification fees, printing expenses, and all fees and disbursements of counsel for the Company and any reasonable fees for legal counsel to the Investor and all other Holders of Registrable Securities (provided that any fees for counsel shall be approved by the Company in writing in advance if greater then $10,000), and expenses of any special audits of the Company’s financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters’ fees, discounts or commissions relating to Registrable Securities or fees of a separate legal counsel of a Holder other than the counsel described above.

8.

Registration Procedures.  In the case of each registration affected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. In addition, at its expense the Company will:

a.

keep such registration pursuant to Section 5 continuously effective until all of the securities covered by such Registration Statement have been sold pursuant to such Registration Statement or all of the Registrable Securities covered by such Registration Statement may be sold without registration under Rule 144 of the Securities Act;

b.

promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such Registration Statement effective for that period of time specified in Section 9(a) above;

c.

furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

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d.

use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

e.

register or qualify such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Holder or underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in Section 8(a) above;

f.

cause all Registrable Securities covered by such registrations to be listed or quoted on each securities exchange, including the American Stock Exchange, on which similar securities issued by the Company are then listed or quoted,

g.

enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably, request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

h.

make available for inspection upon reasonable request by any seller of Registrable Securities  and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

i.

notify each Holder, at any time a prospectus covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

j.

take such other actions as shall be reasonably requested by any Holder.

9.

Indemnification.

a.

In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 5 or Section 6 of this Agreement, the Company will indemnify and hold harmless each Holder of such Registrable Securities thereunder and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon

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any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

b.

Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section 10(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration.

c.

Each party entitled to indemnification under this Section 10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure

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of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

d.

Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering;

e.

If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 9(e) shall be limited to an amount equal to the proceeds to such Holder of the Restricted Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Restricted Securities).

f.

The indemnification provided by this Section 9 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

10.

Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration referred to herein.

11.

Rule 144 Reporting.  With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times

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to file with the Commission all reports and other documents required of the Company under the Securities Act and the Exchange Act.

12.

Transfer of Registration Rights.  The rights to cause the Company to register Registrable Securities of a Holder and keep information available granted to a Holder by the Company under Section 5 or Section 6 of this Agreement may be assigned by a Holder to any partner or shareholder of such Holder, to any other Holder, or to a transferee or assignee; provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

13.

Termination of Rights.  The rights of any particular Holder to cause the Company to register securities under Section 5 or Section 6 of this Agreement shall terminate with respect to such Holder at such time that such Holder is able to dispose of all of such Holder’s Registrable Securities (i) in one three-month period pursuant to the provisions of Rule 144, provided that such Holder holds not more than one percent (1%) of the outstanding voting stock of the Company, or (ii) otherwise pursuant to the provisions of Rule 144(k).

14

Remedies upon Default or Delay.  Without limitation of any other remedy available to a Holder under applicable law or otherwise, if the Company shall (1) fail to register Registrable Securities after it shall have been requested to do so by a Holder or otherwise required to do so in accordance with Section 5 or Section 6 of this Agreement, or (2) fail to perform any of its obligations hereunder and as a result of such failure Holders have not been able to sell their Registrable Securities, or (3) act or fail to act in any manner such that one or more Holders have been delayed in the sale of their Registrable Securities, which delay is not expressly permitted by this Agreement, then any Holder adversely affected by such action, failure or delay shall be entitled to the relief set forth in Section 5 or Section 6 above.

15.

Miscellaneous.

a.

Amendments. This Agreement may be amended only by a writing signed by the Holders of of a majority of the Registrable Securities, as constituted from time to time. The Holders hereby consent to future amendments to this Agreement that permit future investors, other than employees, officers or directors of the Company, to be made parties hereto and to become Holders of Registrable Securities; provided, however, that no such future amendment (even if approved by Holders of a majority of the Registrable Securities), may materially impair or adversely affect the rights of the Holders hereunder without obtaining the requisite consent of the effected Holders, as set forth above. For purposes of this Section, Registrable Securities held by the Company or beneficially owned by any officer or employee of the Company shall be disregarded and deemed not to be outstanding.

b.

Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

c.

Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and may be sent initially by facsimile transmission and

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shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to the addresses set forth in the Settlement Agreement.  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by first class, postage prepaid mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

d.

Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

e.

Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of law.

f.

Facsimile Signature.

This Agreement may be executed and delivered to the Investor containing a facsimile signature of an executive officer of the Company; which facsimile signature the Company acknowledges and agrees shall have the same validity and enforceability as those the same were a ribbon original signature

[the balance of this page intentionally left blank - signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed on the day and year first above written.

THE COMPANY:

VISCORP, INC.

(to be renamed Tianyin Pharmaceutical Co., Inc.)

By: _________________________________

Dr. Guoqing Jiang, CEO

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Investor signature page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed on the day and year first above written.

Address of Investor:

Name of Investor:

By: ___________________________

_______________________

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